UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2015 (December 4, 2014)

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A. 1, Allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On December 5, 2014, MagnaChip Semiconductor Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) announcing that the Company’s Board of Directors had approved a plan to close the Company’s six-inch fabrication facility in Cheongju, South Korea (the “6-inch fab”). As required by Form 8-K, the Original 8-K is amended hereby to provide certain cost and impairment estimates associated with the closure of the 6-inch fab which were previously unavailable.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On December 4, 2014, the Company’s Board of Directors approved a plan to close the 6-inch fab. This plan is expected to be substantially implemented over a period of 12 months from the date of approval of the plan, and the 6-inch fab is expected to be closed by the end of fiscal year 2015. The Company plans to transfer the 6-inch fab employees to the Company’s other facilities.

The Company currently estimates to incur costs associated with customer transition, equipment transfer, clean-up and other costs in the range of $4.0 million to $5.0 million, which excludes potential proceeds from sale of equipment, and the impairment of the assets related to the 6-inch fab described in Item 2.06 below. The Company does not currently expect to incur other material costs or charges that will result in future cash expenditures from the plan to close the 6-inch fab.

Item 2.06.	Material Impairments.

The information set forth under Item 2.05 of this Current Report is hereby incorporated in this Item 2.06 by reference.

As a result of the closure of 6-inch fab, the Company evaluated the recoverability of the assets related to 6-inch fab and expects to incur a non-cash impairment charge of approximately $10.3 million related to such assets, substantially all of which is expected to be recognized in the fourth quarter of 2014. The Company does not currently expect that the impairment charge will result in any future cash expenditures.

Safe Harbor for Forward-Looking Statements

Information in this Current Report regarding the Company’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included in this Current Report, including statements regarding the Company’s plan to close the 6-inch fab and the estimates of the timing of, and costs and charges expected to be incurred in connection with, the 6-inch fab closure are based upon information available to the Company as of the date of this Current Report, which may change, and the Company assumes no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from the Company’s current expectations. Factors that could cause or contribute to such differences include a delay in, or other adverse effects of, the closure of the 6-inch fab; currently unknown costs or charges resulting from or out of the closure of the 6-inch fab; failure to transfer or qualify affected manufacturing capacity to new sources; and other risks and uncertainties of the Company’s business detailed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Form 10-K filed on February 12, 2015 and subsequent registration statements, amendments or other reports that the Company may file from time to time with the SEC and/or make available on the Company’s website. The Company assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: April 17, 2015	By:	/s/ Jonathan W. Kim
Jonathan W. Kim
Senior Vice President, Chief Accounting Officer and Interim Chief Financial Officer